18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2024 Fourth Quarter and Annual Results
Easton, Maryland (January 30, 2025) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”) reported net income for the fourth quarter of 2024 of $13.3 million, or $0.40 per diluted common share, compared to net income of $11.2 million, or $0.34 per diluted common share, for the third quarter of 2024, and net income of $10.5 million, or $0.31 per diluted common share, for the fourth quarter of 2023. Net income for the fiscal year of 2024 was $43.9 million, or $1.32 per diluted common share, compared to net income for the fiscal year of 2023 of $11.2 million, or $0.42 per diluted common share.
Fourth Quarter and Full-Year 2024 Highlights
■Improving Return on Average Assets (“ROAA”) - The Company reported ROAA of 0.86% for the fourth quarter of 2024, compared to 0.77% for the third quarter of 2024 and 0.72% for the fourth quarter of 2023. Non–U.S. generally accepted accounting principles (“GAAP”) ROAA(1) was 0.94% for the fourth quarter of 2024, compared to 0.90% for the third quarter of 2024 and 0.88% for the fourth quarter of 2023.
■Increased Net Income - Net income for the fourth quarter of 2024 increased $2.1 million to $13.3 million from $11.2 million in the third quarter of 2024. Net income increased due to higher net interest income, a lower provision for loan losses, and higher noninterest income driven by higher mortgage servicing valuations and increased income from the sale of assets held for sale. Net income for the fiscal year of 2024 increased $32.7 million to $43.9 million from $11.2 million for the fiscal year of 2023.
■Net Interest Income (“NII”) and Net Interest Margin (“NIM”) - NII for the fourth quarter of 2024 increased $748 thousand to $44.0 million from $43.3 million for the third quarter of 2024. NII increased due to a $363.1 million increase in average interest-earning assets, funded by a seasonal increase in municipal deposits. NIM decreased 14 basis points (“bps”) to 3.03% during the fourth quarter of 2024 from 3.17% in the third quarter of 2024, due to less net accretion interest income. NIM, excluding net accretion interest (“core NIM”), increased to 2.85% in the fourth quarter of 2024 from 2.84% in the third quarter of 2024 as loan yields and deposit costs declined at similar rates during the quarter.
■Improved Funding Costs - Fourth quarter funding costs declined by 7 bps from the third quarter of 2024 supported by stable noninterest-bearing deposits and continued active management of deposit relationships, which resulted in a 15 bps decline in the cost of interest-bearing deposits. The decrease was partially offset by seasonal increase of approximately $300 million of higher cost time and municipal deposits.
■Asset Quality - Nonperforming assets to total assets were 0.40% for the fourth quarter of 2024, compared to 0.27% for the third quarter of 2024 and 0.23% for the fourth quarter of 2023. Classified assets to total assets were 0.45% in the fourth quarter of 2024, compared to 0.39% for the third quarter of 2024 and increased compared to 0.25% for the fourth quarter of 2023. The allowance for credit losses (“ACL”) was $57.9 million at December 31, 2024 compared to $58.7 million at September 30, 2024. The ACL as a percentage of loans decreased to 1.21% for the fourth quarter of 2024, compared to 1.24% for the third quarter of 2024.
■Improved Operating Leverage - The efficiency ratio for the fourth quarter of 2024 was 64.21% when compared to 67.49% in the third quarter of 2024 and 68.61% for the fourth quarter of 2023. The non-GAAP efficiency ratio(1) for the fourth quarter of 2024 was 60.28%, compared to 62.10% for the third quarter of 2024 and 61.99% for the fourth quarter of 2023.
“Increasing net interest income, lower credit provisions and higher noninterest income supported net income growth in the fourth quarter,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “Funding costs decreased due to stable noninterest-bearing deposits and lower rates on interest-bearing deposits. Although we saw a $300 million increase in higher cost seasonal municipal deposits, core NIM increased one bp to 2.85% during the fourth quarter. Overall credit in our loan portfolios remains stable ~~a~~nd economic activity in our markets is strong. We continue to focus on controlling expenses to enhance operating leverage and improve our operating efficiency.”
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Balance Sheet Review
Total assets were $6.23 billion at December 31, 2024, an increase of $219.8 million, or 3.66%, when compared to $6.01 billion at December 31, 2023. The aggregate increase was primarily due to increases in loans held for investment of $131.0 million, cash and cash equivalents of $87.4 million and investment securities available for sale of $38.7 million, partially offset by a decrease in investments held to maturity of $32.1 million. The ratio of the ACL to total loans decreased to 1.21% at December 31, 2024, compared to 1.24% at December 31, 2023.
The Company’s tangible common equity ratio at December 31, 2024 was 7.17%, compared to 6.78% at December 31, 2023. The Company’s Tier 1 and Total Risk-Based Capital Ratios at December 31, 2024 were 10.06% and 12.18%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at December 31, 2024 were 10.75% and 11.97%, respectively. Non-owner occupied commercial real estate (“CRE”) loans as a percentage of the Bank’s Tier 1 Capital + ACL at December 31, 2024 and December 31, 2023 were $2.08 billion or 359.52%, and $2.02 billion or 382.57%, respectively. Non owner-occupied construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at December 31, 2024 and December 31, 2023 were $336.0 million or 57.99%, and $299.0 million or 56.68%, respectively.
CRE loans at December 31, 2024 were $2.56 billion compared to $2.54 billion at December 31, 2023. The following table provides stratification of the classes of CRE loans at December 31, 2024.

	December 31, 2024
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV (1)	Average Loan Size	Loan Balance(2)
Office, medical	45.20%	$604	$32,617	52.07%	$1,894	$106,040
Office, govt. or govt. contractor	51.80	642	5,133	57.09	2,934	49,872
Office, other	49.28	492	97,403	48.71	1,279	214,915
Office, total	48.54	520	135,153	49.30	1,010	370,827
Retail	50.35	601	63,696	49.38	2,391	447,038
Multi-family (5+ units)	—	—	—	54.93	2,248	265,278
Motel/hotel	—	—	—	43.85	4,161	212,216
Industrial/warehouse	48.43	650	100,731	49.03	1,454	200,623
Commercial-improved	42.16	967	163,405	48.58	1,338	179,254
Marine/boat slips	31.40	1,967	59,005	40.05	2,235	15,643
Restaurant	49.06	1,024	58,347	48.26	1,034	47,553
Church	34.98	886	64,661	13.56	2,421	2,421
Land/lot loans	53.74	913	913	49.95	274	94,245
Other	39.80	1,089	81,655	62.90	590	247,857
Total CRE loans, gross(3)	44.39	786	$727,566	51.55	1,235	$2,082,955
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
(3)CRE loans include land and construction.
The Bank’s office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $506.0 million, or     10.60% of total loans of $4.77 billion, at December 31, 2024. The Bank’s office CRE loan portfolio included medical tenants of $138.7 million, or 27.40% of the total office CRE loan portfolio, at December 31, 2024. The Bank’s office CRE loan portfolio also included government or government contractor tenants of $55.0 million, or 10.87% of the total office CRE loan portfolio, at December 31, 2024.
There were 501 loans in the office CRE portfolio with an average and median loan size of $1.0 million and $375 thousand, respectively. LTV estimates for the office CRE portfolio at December 31, 2024 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Total CRE
Less than or equal to 50%	246	$182,284	36.00%
50%-60%	78	114,723	22.70
60%-70%	91	119,089	23.50
70%-80%	74	80,224	15.90
Greater than 80%	12	9,660	1.90
Grand Total	501	$505,980	100.00%
The Bank had 18 office CRE loans totaling $164.5 million with balances greater than $5.0 million at December 31, 2024, compared to 24 office CRE loans totaling $189.8 million at December 31, 2023. The decrease in this portfolio segment was the result of normal amortization and one loan payoff totaling $10.4 million, and adjustments totaling $13.9 million to exclude non-bank-owned participation balances. At December 31, 2024, the average loan debt-service coverage ratio was 1.9x and the average LTV was 49.30%. Of the office CRE portfolio balance, 74.88% was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.05% was secured by properties with five stories or less. Of the office CRE loans, $2.3 million were classified as special mention or substandard at December 31, 2024. The Bank did not have any charge-offs related to the office CRE portfolio during 2024.
At December 31, 2024 and September 30, 2024, nonperforming assets were $24.8 million, or 0.40% of total assets and $15.8 million, or 0.27% of total assets, respectively. The balance of nonperforming assets increased $9.0 million, primarily due to a commercial real estate nonaccrual loan and an increase in repossessed marine assets of $3.0 million. When comparing December 31, 2024 to December 31, 2023, nonperforming assets increased $11.1 million, primarily due to an increase in nonaccrual loans of $8.2 million and an increase in repossessed marine loans of $3.3 million, almost entirely impacted by the merger with The Community Financial Corporation (“TCFC”) in the third quarter of 2023.
Total deposits increased $142.2 million, or 2.64%, to $5.53 billion at December 31, 2024 when compared to December 31, 2023. The increase in total deposits was primarily due to increases in noninterest-bearing deposits of $304.8 million and money market and savings deposits of $28.0 million. These increases were partially offset by decreases in interest-bearing checking deposits of $187.5 million and time deposits of $3.0 million. The increase in noninterest-bearing and overall deposits was due to the Bank’s focus on customer acquisition and retention with superior customer service. During the second quarter of 2024, the Company reclassified $399.4 million of demand deposits, which carried an average rate of 4 bps, to noninterest-bearing deposits.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits was $5.58 billion at December 31, 2024, compared to $5.28 billion at September 30, 2024 and $5.39 billion at December 31, 2023. The Bank had a $50.0 million FHLB advance at December 31, 2024 and at September 30, 2024, compared to zero at December 31, 2023. The advance consisted of an 18-month Bermuda Convertible note of $50.0 million. The Bank had zero brokered deposits at December 31, 2024 and at September 30, 2024, compared to $19.4 million at December 31, 2023. Total reciprocal deposits were $1.65 billion at December 31, 2024 and $1.29 billion at September 30, 2024 and at December 31, 2023.
The Bank’s uninsured deposits were $905.3 million, or 16.38% of total deposits, at December 31, 2024. The Bank’s uninsured deposits, excluding deposits secured with pledged collateral, were $745.1 million, or 13.48% for same period. At December 31, 2024, the Bank had approximately $1.47 billion of available liquidity, including $459.9 million in cash and cash equivalents, $1.01 billion in secured borrowing capacity at the FHLB and other correspondent banks, and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $29.9 million, or 5.86%, when compared to December 31, 2023, primarily due to current year earnings, offset by cash dividends paid. As of December 31, 2024, the ratio of total equity to total assets was 8.68% and the ratio of total tangible equity to total tangible assets(1) was 7.17%, compared to 8.50% and 6.78%, respectively, at December 31, 2023.

(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $44.0 million for the fourth quarter of 2024, compared to $43.3 million for the third quarter of 2024 and $41.5 million for the fourth quarter of 2023. The increase in net interest income when compared to the third quarter of 2024 was primarily due to the increase in interest income of $1.7 million, partially offset by an increase in interest expense of $967 thousand. The increase in net interest income of $2.5 million, when compared to the fourth quarter of 2023, was primarily due to increase in interest and fees on loans of $1.5 million and an increase in interest on deposits at other institutions of $2.9 million, partially offset by higher interest expense on deposits and long-term borrowings of $2.8 million.
The Company’s net interest margin decreased to 3.03% for the fourth quarter of 2024 from 3.17% for the third quarter of 2024, primarily due to less net accretion interest income. Core NIM increased for the comparable periods from 2.84% to 2.85%. Excluding accretion interest, loan yields and funding costs decreased similarly at seven bps and nine bps, respectively, for the comparable periods. Interest expense for the fourth quarter of 2024 increased $967 thousand when compared to the third quarter of 2024. Money market and demand deposits repriced at favorable rates, and was partially offset by a large increase in seasonal higher rate municipal interest-bearing deposits. The Company’s net interest margin decreased to 3.03% for the fourth quarter of 2024 from 3.09% for the fourth quarter of 2023. Comparing the fourth quarter of 2024 to the fourth quarter of 2023, the Company’s interest-earning asset yields decreased 4 bps to 5.25% from 5.29%, while the cost of funds increased 6 bps to 2.31% from 2.25% for the same periods.
The provision for credit losses was $780 thousand for the three months ended December 31, 2024. The comparable amounts were $1.5 million for the three months ended September 30, 2024 and $896 thousand for the three months ended December 31, 2023. The decrease in the provision for credit losses for the fourth quarter of 2024 compared to the third quarter of 2024 was due to an improved economic outlook, partially offset by loan growth in the fourth quarter of 2024. Coverage ratios decreased to 1.21% at December 31, 2024, from 1.24% at September 30, 2024 and at December 31, 2023. Net charge-offs remained flat at $1.3 million for the fourth quarter of 2024 compared to the third quarter of 2024, and were $500 thousand for the fourth quarter of 2023.
Total noninterest income for the fourth quarter of 2024 was $8.9 million, an increase of $1.6 million from $7.3 million for the third quarter of 2024, and an increase of $1.3 million from $7.5 million for the fourth quarter of 2023. When comparing the fourth quarter of 2024 to the third quarter of 2024, the increase in noninterest income was primarily due to an increase in mortgage banking revenue of $849 thousand, driven by increased mortgage servicing activity and lower prepayment rates, and higher other noninterest income of $703 thousand resulting from the gain on sale of other assets held for sale. When comparing the fourth quarter of 2024 to the fourth quarter of 2023, the increase in noninterest income was primarily due to an increase in mortgage banking revenue of $921 thousand, driven by increased mortgage servicing activity and lower prepayment rates, and higher other noninterest income of $271 thousand resulting from the gain on sale of other assets held for sale.
Total noninterest expense of $33.9 million for the fourth quarter of 2024 decreased $171 thousand compared to the third quarter of 2024 expense of $34.1 million, and increased $273 thousand compared to the fourth quarter of 2023 expense of $33.7 million. The decrease from the third quarter of 2024 was primarily due to the absence of the one-time data processing costs related to the fraud incident in the first quarter of 2024 and other fraud expenses incurred in the third quarter of 2024, partially offset by higher salaries and employee benefits for year end bonus accruals and an increase in occupancy related expenses. The increase from the fourth quarter of 2023 was primarily due to higher salaries and employee benefits and occupancy related expenses, partially offset by lower FDIC fees and amortization of intangible assets.
The efficiency ratio for the fourth quarter of 2024 when compared to the third quarter of 2024 and the fourth quarter of 2023 was 64.21%, 67.49% and 68.61%, respectively. Non-GAAP efficiency ratios(1) for the same periods were 60.28%, 62.10% and 61.99%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the fourth quarter of 2024 was 1.62%, compared to 1.84% and 1.80% for the third quarter of 2024 and the fourth quarter of 2023, respectively. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity, was 1.50% for the fourth quarter of 2024, compared to 1.65% and 1.58% for the third quarter of 2024 and the fourth quarter of 2023, respectively.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Review of Full-Year Financial Results
The Company merged with TCFC and its wholly-owned subsidiary Community Bank of the Chesapeake on July 1, 2023 (the “merger”). The merger added $2.4 billion in assets, $454.5 million in investments, $1.8 billion in loans, $2.0 billion in deposits, $150.6 million in brokered deposits, $69.0 million in FHLB advances and $32.0 million in subordinated debt and trust preferred debentures. The larger footprint has accelerated growth in income and has expanded the cost base. Fiscal year 2024 has the full impact of the newly combined company.
Net interest income for the year ended December 31, 2024 was $170.5 million, an increase of $35.2 million, or 26.05%, when compared to the year ended December 31, 2023. The increase in net interest income was primarily due to an increase in total interest income of $81.3 million, or 37.96%, which included an increase in interest and fees on loans of $75.3 million, or 38.74%. The increase in interest and fees on loans was primarily due to the increase in the average balance of loans of $1.08 billion, or 29.79%, and an increase in net accretion income of $5.1 million due to the merger. The increase in net interest income was partially offset by an increase in total interest expense of $46.0 million, or 58.42%, primarily due to increases in the cost of funds and the average balance of interest-bearing deposits of $749.2 million, or 25.09%. All of the increases in average balances were primarily due to the merger.
The Company’s net interest margin decreased from 3.11% for the year ended December 31, 2023 to 3.10% for the year ended December 31, 2024. Margins were flat as more rapid increases in rates on interest-bearing liabilities were offset by increases in interest-earning asset yields and larger balances in noninterest-bearing deposits. The increases in the average balances and rates paid on interest-bearing deposits of $749.2 million and 79 bps, respectively, were partially offset by increases in the average balance and yields earned on average earning assets of $1.16 billion and 44 bps, respectively. Additionally, margins were positively impacted as average balances of noninterest-bearing deposits increased $410.6 million, or 39.35%, from 24.86% of average funding for the year ended December 31, 2023 to 27.27% for the year ended December 31, 2024. Net accretion income impacted net interest margin by 27 bps and 21 bps for the years ended December 31, 2024 and 2023, respectively, which resulted in core NIMs of 2.83% and 2.90% for the same periods.
The provision for credit losses for the years ended December 31, 2024 and 2023 was $4.7 million and $31.0 million, respectively. The decrease in the provision for credit losses was due to higher levels of reserves required by the Company’s CECL model for the acquired portfolio related to the merger in 2023. Net charge-offs for the year ended December 31, 2024 were $4.1 million, compared to $2.0 million for the year ended December 31, 2023.
Total noninterest income for the year ended December 31, 2024 decreased $2.0 million, or 6.07%, when compared to the same period in 2023. The decrease was primarily due to one-time bargain purchase gain of $8.8 million in the third quarter of 2023, partially offset by $2.2 million of losses on the sale of investment securities, which were both a direct result of the merger with TCFC in the third quarter of 2023. These were offset by increases in mortgage banking revenue, interchange fees and gain on sale of other assets
Total noninterest expense for the year ended December 31, 2024 increased $14.9 million, or 12.10%, when compared to the same period in 2023. Noninterest expense line items increased as a result of the $4.7 million credit card fraud event and the expanded operations of the newly-combined larger Company. There were no merger-related expenses and $4.7 million of credit card fraud losses for the fiscal year 2024, compared to $17.4 million of merger-related expenses and no fraud losses for the fiscal year 2023, respectively. The Company continues to focus on streamlining processes to unlock operational efficiencies and reduce the growth rate of noninterest expenses to increase operating leverage.
The efficiency ratio for the year ended December 31, 2024 was 68.55%, compared to 73.21% for the year ended December 31, 2023. Non-GAAP efficiency ratios for the same periods were 61.43% and 61.62%, respectively. The net operating expense ratio, which is noninterest expense less noninterest income divided by average assets, for the year ended December 31, 2024 was 1.82%, compared to 1.93% for the year ended December 31, 2023. The non-GAAP net operating expense ratio(1), which excludes core deposit intangible amortization and non-recurring activity was 1.58% for the year ended December 31, 2024, compared to 1.57% for the year ended December 31, 2023.
(1) See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine and the conflict in the Middle East; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; the Company’s ability to remediate the existing material weaknesses identified in its internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s 2023 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (https://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, (240) 427-1068

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited)

						Q4 2024 vs.		Q4 2024 vs.		Year Ended December 31,
($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024		Q4 2023		2024	2023	2024 vs. 2023
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$44,093	$43,345	$42,222	$41,214	$41,606	1.73%		5.98%		$170,874	$135,560	26.05%
Less: Taxable-equivalent adjustment	82	82	82	79	81	—		1.23		325	253	28.46
Net interest income	44,011	43,263	42,140	41,135	41,525	1.73		5.99		170,549	135,307	26.05
Provision for credit losses	780	1,470	2,081	407	896	(46.94)		(12.95)		4,738	30,953	(84.69)
Noninterest income	8,853	7,287	8,440	6,567	7,548	21.49		17.29		31,147	33,159	(6.07)
Noninterest expense	33,943	34,114	33,499	36,698	33,670	(0.50)		0.80		138,254	123,329	12.10
Income before income taxes	18,141	14,966	15,000	10,597	14,507	21.21		25.05		58,704	14,184	313.87
Income tax expense	4,859	3,777	3,766	2,413	4,017	28.65		20.96		14,815	2,956	401.18
Net income	$13,282	$11,189	$11,234	$8,184	$10,490	18.71		26.60		$43,889	$11,228	290.89

Return on average assets	0.86%	0.77%	0.77%	0.57%	0.72%	9	bp	14	bp	0.74%	0.24%	50	bp
Return on average assets excluding amortization of intangibles, fraud losses and merger-related expenses - non-GAAP (1), (2)	0.94	0.90	0.91	0.94	0.88	4		6		0.92	0.58	34
Return on average equity	9.82	8.41	8.70	6.38	8.21	141		161		8.35	2.54	581
Return on average tangible equity - non-GAAP (1), (2)	13.37	12.37	12.85	13.39	12.88	100		49		13.00	7.74	526
Interest rate spread	2.02	2.06	2.11	2.34	2.34	(4)		(32)		2.14	2.42	(28)
Net interest margin	3.03	3.17	3.11	3.08	3.09	(14)		(6)		3.10	3.11	(1)
Efficiency ratio - GAAP	64.21	67.49	66.23	76.93	68.61	(328)		(440)		68.55	73.21	(466)
Efficiency ratio - non-GAAP (1)	60.28	62.10	61.05	62.37	61.99	(182)		(171)		61.43	61.62	(19)
Noninterest income to average assets	0.57	0.50	0.58	0.46	0.52	7		5		0.53	0.71	(18)
Noninterest expense to average assets	2.19	2.34	2.31	2.56	2.33	(15)		(14)		2.34	2.64	(30)
Net operating expense to average assets - GAAP	1.62	1.84	1.73	2.10	1.80	(22)		(18)		1.82	1.93	(11)
Net operating expense to average assets - non-GAAP (1)	1.50	1.65	1.55	1.62	1.58	(15)		(8)		1.58	1.57	1

PER SHARE DATA
Basic net income per common share	$0.40	$0.34	$0.34	$0.25	$0.32	17.65%		25.00%		$1.32	$0.42	214.29%
Diluted net income per common share	0.40	0.34	0.34	0.25	0.31	17.65		29.03		1.32	0.42	214.29
Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—		0.48	0.48	—
Book value per common share at period end	16.23	16.00	15.74	15.51	15.41	1.44		5.32		16.23	15.41	5.32
Tangible book value per common share at period end - non-GAAP (1)	13.19	12.88	12.54	12.24	12.06	2.41		9.37		13.19	12.06	9.37
Market value at period end	15.85	13.99	11.45	11.50	14.25	13.30		11.23		15.85	14.25	11.23
Market range:
High	17.61	14.99	11.90	14.38	14.51	17.48		21.36		17.61	18.15	(2.98)
Low	13.21	11.03	10.06	10.56	9.66	19.76		36.75		10.06	9.66	4.14
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.
(2)This ratio excludes merger-related expenses. See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q4 2024 vs.	Q4 2024 vs.	Year Ended December 31,
($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024	Q4 2023	2024	2023	2024 vs. 2023

AVERAGE BALANCE SHEET DATA
Loans	$4,796,245	$4,734,001	$4,706,510	$4,655,183	$4,639,467	1.31%	3.38%	$4,723,215	$3,639,058	29.79%
Investment securities	655,610	656,375	706,079	655,323	619,920	(0.12)	5.76	668,279	674,866	(0.98)
Earning assets	5,798,454	5,435,311	5,459,961	5,387,782	5,339,833	6.68	8.59	5,520,904	4,356,855	26.72
Assets	6,163,497	5,810,492	5,839,328	5,774,824	5,745,440	6.08	7.28	5,896,931	4,663,539	26.45
Deposits	5,461,583	5,086,348	5,064,974	5,142,658	5,136,818	7.38	6.32	5,188,812	4,029,014	28.79
FHLB advances	50,000	83,500	143,769	4,000	1,141	(40.12)	4282.12	70,298	111,392	(36.89)
Subordinated debt & TRUPS	73,578	72,946	72,680	72,418	72,155	0.87	1.97	72,907	57,708	26.34
Stockholders’ equity	538,184	529,155	519,478	515,976	507,040	1.71	6.14	525,742	441,790	19.00

CREDIT QUALITY DATA
Net charge-offs	$1,333	$1,379	$886	$565	$500	(3.34)%	166.60%	4,072	2,019	101.68%

Nonaccrual loans	$21,008	$14,844	$14,837	$12,776	$12,784	41.53%	64.33%
Loans 90 days past due and still accruing	294	454	414	1,560	738	(35.24)	(60.16)
Other real estate owned and repossessed property	3,494	485	1,739	2,024	179	620.41	1,851.96
Total nonperforming assets	$24,796	$15,783	$16,990	$16,360	$13,701	57.11	80.98

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q4 2024 vs.		Q4 2024 vs.		Year Ended December 31,
($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024		Q4 2023		2024	2023	2024 vs. 2023

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.68%	9.01%	8.92%	8.84%	8.50%	(33)	bp	18	bp
Period-end tangible equity to tangible assets - non-GAAP (1)	7.17	7.39	7.23	7.11	6.78	(22)		39

Annualized net charge-offs to average loans	0.11%	0.12%	0.08%	0.05%	0.04%	(1)	bp	7	bp	0.09%	0.06%	3	bp

Allowance for credit losses as a percent of:
Period-end loans	1.21%	1.24%	1.24%	1.23%	1.24%	(3)	bp	(3)	bp
Nonaccrual loans	275.66	395.24	394.14	448.78	448.62	(11,958)		(17,296)
Nonperforming assets	233.55	371.72	344.19	350.46	418.59	(13,817)		(18,504)

As a percent of total loans:
Nonaccrual loans	0.44%	0.31%	0.32%	0.27%	0.28%	13	bp	16	bp

As a percent of total loans, other real estate owned and repossessed property
Nonperforming assets	0.52%	0.33%	0.36%	0.35%	0.30%	19	bp	22	bp

As a percent of total assets:
Nonaccrual loans	0.34%	0.25%	0.25%	0.22%	0.21%	9	bp	13	bp
Nonperforming assets	0.40	0.27	0.29	0.28	0.23	13		17
____________________________________
(1)See the Reconciliation of GAAP and non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter and Year (Unaudited) - Continued

						Q4 2024 vs.		Q4 2024 vs.		Year Ended December 31,
($ in thousands)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024		Q4 2023		2024	2023	2024 vs. 2023
The Company Amounts
Common Tier 1 Capital to RWA	$458,258	$446,402	$435,238	$421,670	$408,317	2.66%		12.23%
Tier 1 Capital to RWA	488,105	476,170	464,554	450,907	437,847	2.51		11.48
Total Capital to RWA	591,228	579,664	567,680	552,657	539,572	1.99		9.57
Tier 1 Capital to AA (Leverage)	488,105	476,170	464,554	450,907	437,847	2.51		11.48

The Company Ratios
Common Tier 1 Capital to RWA	9.44%	9.27%	9.06%	8.91%	8.69%	17	bp	75	bp
Tier 1 Capital to RWA	10.06	9.89	9.67	9.53	9.32	17		74
Total Capital to RWA	12.18	12.04	11.82	11.68	11.49	14		69
Tier 1 Capital to AA (Leverage)	8.02	8.31	8.07	7.93	7.75	(29)		27

The Bank Amounts
Common Tier 1 Capital to RWA	$521,453	$509,511	$501,003	$487,494	$470,200	2.34%		10.90%
Tier 1 Capital to RWA	521,453	509,511	501,003	487,494	470,200	2.34		10.90
Total Capital to RWA	580,706	569,317	560,625	545,922	528,786	2.00		9.82
Tier 1 Capital to AA (Leverage)	521,453	509,511	501,003	487,494	470,200	2.34		10.90

The Bank Ratios
Common Tier 1 Capital to RWA	10.75%	10.60%	10.45%	10.32%	10.02%	15	bp	73	bp
Tier 1 Capital to RWA	10.75	10.60	10.45	10.32	10.02	15		73
Total Capital to RWA	11.97	11.84	11.69	11.56	11.27	13		70
Tier 1 Capital to AA (Leverage)	8.58	8.90	8.71	8.58	8.33	(32)		25

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						December 31, 2024
						compared to
($ in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2023
ASSETS
Cash and due from banks	$44,008	$52,363	$50,090	$43,079	$63,172	(30.34)%
Interest-bearing deposits with other banks	415,843	131,258	88,793	71,481	309,241	34.47
Cash and cash equivalents	459,851	183,621	138,883	114,560	372,413	23.48
Investment securities:
Available for sale, at fair value	149,212	133,339	131,594	179,496	110,521	35.01
Held to maturity, net of allowance for credit losses	481,077	484,583	499,431	503,822	513,188	(6.26)
Equity securities, at fair value	5,814	5,950	5,699	5,681	5,703	1.95
Restricted securities, at cost	20,253	20,253	21,725	17,863	17,900	13.15
Loans held for sale, at fair value	19,606	26,877	27,829	13,767	8,782	123.25
Loans held for investment	4,771,988	4,733,909	4,705,737	4,648,725	4,641,010	2.82
Less: allowance for credit losses	(57,910)	(58,669)	(58,478)	(57,336)	(57,351)	(0.97)
Loans, net	4,714,078	4,675,240	4,647,259	4,591,389	4,583,659	2.85

Premises and equipment, net	81,806	81,663	82,176	83,084	82,386	(0.70)
Goodwill	63,266	63,266	63,266	63,266	63,266	—
Other intangible assets, net	38,311	40,609	42,945	45,515	48,090	(20.33)
Mortgage servicing rights, at fair value	5,874	5,309	5,995	5,821	5,926	(0.88)
Right-of-use assets	11,385	11,384	11,762	12,153	12,487	(8.83)
Cash surrender value on life insurance	104,421	103,729	102,969	102,321	101,704	2.67
Accrued interest receivable	19,570	19,992	19,641	19,541	19,217	1.84
Deferred income taxes	31,857	32,191	36,078	38,978	40,707	(21.74)
Other assets	24,382	29,698	26,765	28,447	24,969	(2.35)
TOTAL ASSETS	$6,230,763	$5,917,704	$5,864,017	$5,825,704	$6,010,918	3.66

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						December 31, 2024
						compared to
($ in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2023
LIABILITIES
Deposits:
Noninterest-bearing	$1,562,815	$1,571,393	$1,587,252	$1,200,680	$1,258,037	24.23%
Interest-bearing checking	978,076	751,533	658,512	1,101,954	1,165,546	(16.08)
Money market and savings	1,805,884	1,634,140	1,689,343	1,712,303	1,777,927	1.57
Time deposits	1,181,561	1,268,657	1,213,778	1,169,342	1,184,610	(0.26)
Total deposits	5,528,336	5,225,723	5,148,885	5,184,279	5,386,120	2.64
FHLB advances - short-term	—	—	31,000	—	—	—
FHLB advances	50,000	50,000	50,000	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)	29,847	29,768	29,316	29,237	29,158	2.36
Subordinated debt	43,870	43,688	43,504	43,322	43,139	1.69
Total borrowings	123,717	123,456	153,820	72,559	72,297	71.12
Lease liabilities	11,844	11,816	12,189	12,552	12,857	(7.88)
Other liabilities	25,800	23,438	26,340	41,086	28,509	(9.50)
TOTAL LIABILITIES	5,689,697	5,384,433	5,341,234	5,310,476	5,499,783	3.45
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	333	333	333	332	332	0.30
Additional paid in capital	358,112	357,580	356,994	356,464	356,007	0.59
Retained earnings	190,166	180,884	173,716	166,490	162,290	17.18
Accumulated other comprehensive loss	(7,545)	(5,526)	(8,260)	(8,058)	(7,494)	(0.68)
TOTAL STOCKHOLDERS’ EQUITY	541,066	533,271	522,783	515,228	511,135	5.86
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,230,763	$5,917,704	$5,864,017	$5,825,704	$6,010,918	3.66

Period-end common shares outstanding	33,332,177	33,326,772	33,214,522	33,210,522	33,161,532	0.51
Book value per common share	$16.23	$16.00	$15.74	$15.51	$15.41	5.32

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q4 2024 vs.	Q4 2024 vs.
						compared to	compared to	Year Ended December 31,
($ in thousands, except share and per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024	Q4 2023	2024	2023	% Change

INTEREST INCOME
Interest and fees on loans	$67,428	$69,157	$67,292	$65,754	$65,914	(2.50)%	2.30%	$269,631	$194,339	38.74%
Interest on investment securities:
Taxable	4,833	4,962	5,230	4,419	3,992	(2.60)	21.07	19,444	16,832	15.52
Tax-exempt	6	6	6	6	6	—	—	24	46	(47.83)
Interest on federal funds sold	—	—	—	—	—	—	—	—	92	(100.00)
Interest on deposits with other banks	4,137	564	578	960	1,224	633.51	237.99	6,239	2,770	125.23
Total interest income	76,404	74,689	73,106	71,139	71,136	2.30	7.41	295,338	214,079	37.96

INTEREST EXPENSE
Interest on deposits	30,363	28,856	27,585	28,497	28,133	5.22	7.93	115,301	68,800	67.59
Interest on short-term borrowings	—	491	1,584	56	16	(100.00)	(100.00)	2,131	5,518	(61.38)
Interest on long-term borrowings	2,030	2,079	1,797	1,451	1,462	(2.36)	38.85	7,357	4,454	65.18
Total interest expense	32,393	31,426	30,966	30,004	29,611	3.08	9.40	124,789	78,772	58.42

NET INTEREST INCOME	44,011	43,263	42,140	41,135	41,525	1.73	5.99	170,549	135,307	26.05
Provision for credit losses	780	1,470	2,081	407	896	(46.94)	(12.90)	4,738	30,953	(84.69)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	43,231	41,793	40,059	40,728	40,629	3.44	6.40	165,811	104,354	58.89

NONINTEREST INCOME
Service charges on deposit accounts	1,606	1,543	1,493	1,507	1,519	4.08	5.73	6,149	5,501	11.78
Trust and investment fee income	857	880	896	734	844	(2.61)	1.54	3,367	3,608	(6.68)
Loss on sales and calls of investment securities	—	—	—	—	—	—	—	—	(2,166)	100.00
Interchange credits	1,726	1,711	1,717	1,587	1,633	0.88	5.70	6,741	5,714	17.97
Mortgage banking revenue	2,026	1,177	1,983	801	1,105	72.13	83.35	5,987	4,513	32.66
Title Company revenue	59	100	165	78	139	(41.00)	(57.55)	402	551	(27.04)
Bargain purchase gain	—	—	—	—	—	—	—	—	8,816	(100.00)
Other noninterest income	2,579	1,876	2,186	1,860	2,308	37.47	11.74	8,501	6,622	28.38
Total noninterest income	$8,853	$7,287	$8,440	$6,567	$7,548	21.49	17.29	$31,147	$33,159	(6.07)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						Q4 2024 vs.	Q4 2024 vs.
						compared to	compared to	Year Ended December 31,
($ in thousands, except share and per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2024	Q4 2023	2024	2023	% Change

NONINTEREST EXPENSE
Salaries and employee benefits	$17,209	$16,523	$16,900	$15,949	$16,212	4.15%	6.15%	$66,579	$57,003	16.80%
Occupancy expense	2,474	2,384	2,432	2,416	2,328	3.78	6.27	9,706	7,791	24.58
Furniture and equipment expense	760	876	900	904	790	(13.24)	(3.80)	3,441	2,551	34.89
Data processing	3,067	3,081	2,978	2,867	2,762	(0.45)	11.04	12,329	8,783	40.37
Directors’ fees	460	443	359	295	426	3.84	7.98	1,557	1,156	34.69
Amortization of intangible assets	2,298	2,336	2,569	2,576	2,595	(1.63)	(11.45)	9,779	6,105	60.18
FDIC insurance premium expense	1,013	1,160	1,089	1,150	1,733	(12.67)	(41.55)	4,413	3,479	26.85
Legal and professional fees	1,521	1,362	1,354	1,599	1,411	11.67	7.80	5,836	4,337	34.56
Fraud losses(1)	98	673	62	4,502	503	(85.44)	(80.52)	4,998	879	468.60
Merger-related expenses	—	—	—	—	602	—	(100.00)	—	17,356	(100.00)
Other noninterest expenses	5,043	5,276	4,856	4,440	4,308	(4.42)	17.06	19,616	13,889	41.23
Total noninterest expense	33,943	34,114	33,499	36,698	33,670	(0.50)	0.81	138,254	123,329	12.10

Income before income taxes	18,141	14,966	15,000	10,597	14,507	21.21	25.05	58,704	14,184	313.87
Income tax expense	4,859	3,777	3,766	2,413	4,017	28.65	20.96	14,815	2,956	401.18
NET INCOME	$13,282	$11,189	$11,234	$8,184	$10,490	18.71	26.62	$43,889	$11,228	290.89

Weighted average shares outstanding - basic	33,327	33,318	33,234	33,189	33,153	0.03%	0.53%	33,267	26,572	25.20%
Weighted average shares outstanding - diluted	33,364	33,339	33,234	33,191	33,322	0.07%	0.12%	33,285	26,574	25.25%

Basic net income per common share	$0.40	$0.34	$0.34	$0.25	$0.32	17.65%	25.00%	$1.32	$0.42	214.29%
Diluted net income per common share	$0.40	$0.34	$0.34	$0.25	$0.31	17.65%	29.03%	$1.32	$0.42	214.29%

Dividends paid per common share	$0.12	$0.12	$0.12	$0.12	$0.12	—%	—%	$0.48	$0.48	—%
____________________________________
(1)Fraud losses for the third quarter of 2024 and first quarter of 2024 include $337 thousand and $4.3 million in losses related to the one-time online credit card account opening event. The third quarter of 2024 expense of $337 thousand was related to non-recurring data processing charges to close the fraudulent accounts.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2024			December 31, 2023			September 30, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,551,903	$36,036	5.62%	$2,509,904	$35,561	5.62%	$2,522,170	$36,376	5.74%
Residential real estate	1,358,066	18,142	5.31	1,242,852	17,512	5.59	1,332,891	19,315	5.76
Construction	336,094	5,304	6.28	322,267	4,588	5.65	336,209	5,307	6.28
Commercial	229,676	3,792	6.57	222,632	4,308	7.68	212,611	3,763	7.04
Consumer	313,686	4,080	5.17	335,492	3,858	4.56	322,988	4,306	5.30
Credit cards	6,820	154	8.98	6,320	166	10.42	7,132	170	9.48
Total loans	4,796,245	67,508	5.60	4,639,467	65,993	5.64	4,734,001	69,237	5.82

Investment securities
Taxable	654,955	4,833	2.95	619,259	3,992	2.58	655,718	4,962	3.03
Tax-exempt(1)	655	8	4.89	661	8	4.84	657	8	4.87
Interest-bearing deposits	346,599	4,137	4.75	80,446	1,224	6.04	44,935	564	4.99
Total earning assets	5,798,454	76,486	5.25	5,339,833	71,217	5.29	5,435,311	74,771	5.47
Cash and due from banks	43,444			63,506			46,996
Other assets	380,321			399,409			386,700
Allowance for credit losses	(58,722)			(57,308)			(58,515)
Total assets	$6,163,497			$5,745,440			$5,810,492

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	Three Months Ended
	December 31, 2024			December 31, 2023			September 30, 2024
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking deposits	$901,764	$7,898	3.48%	$1,117,117	$6,673	2.37%	$581,517	$5,472	3.74%
Money market and savings deposits	1,733,934	10,331	2.37	1,605,930	8,330	2.06	1,670,210	10,420	2.48
Time deposits	1,232,480	12,134	3.92	1,092,871	11,783	4.28	1,229,273	12,742	4.12
Brokered deposits	—	—	—	92,840	1,347	5.76	25,829	222	3.42
Interest-bearing deposits(4)	3,868,178	30,363	3.12	3,908,758	28,133	2.86	3,506,829	28,856	3.27
FHLB advances	50,000	618	4.92	1,141	16	5.56	83,500	1,116	5.32
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”) (4)	73,578	1,412	7.63	72,155	1,462	8.04	72,946	1,454	7.93
Total interest-bearing liabilities	3,991,756	32,393	3.23	3,982,054	29,611	2.95	3,663,275	31,426	3.41
Noninterest-bearing deposits	1,593,405			1,228,060			1,579,519
Accrued expenses and other liabilities	40,152			28,286			38,543
Stockholders’ equity	538,184			507,040			529,155
Total liabilities and stockholders’ equity	$6,163,497			$5,745,440			$5,810,492

Net interest income		$44,093			$41,606			$43,345

Net interest spread			2.02%			2.34%			2.06%
Net interest margin			3.03			3.09			3.17
Cost of funds			2.31			2.25			2.38
Cost of deposits			2.21			2.17			2.26
Cost of debt			6.54			8.00			6.54
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $3.2 million, $4.8 million and $5.0 million of accretion interest on loans for the three months ended December 31, 2024 and 2023, and September 30, 2024, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $412 thousand, $1.5 million and $287 thousand of amortization of deposits premium, and $232 thousand, $232 thousand, and $232 thousand of amortization of borrowing fair value adjustments for the three months ended December 31, 2024 and 2023, and September 30, 2024, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	For the Year Ended December 31,
	2024			2023
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans (1), (2), (3)
Commercial real estate	$2,528,961	$144,155	5.70%	$1,860,517	$99,953	5.37%
Residential real estate	1,318,500	72,636	5.51	981,473	50,244	5.12
Construction	322,978	19,917	6.17	284,238	15,123	5.32
Commercial	220,699	15,625	7.08	185,239	13,647	7.37
Consumer	324,633	16,923	5.21	324,444	15,298	4.72
Credit cards	7,444	694	9.32	3,147	315	10.01
Total loans	4,723,215	269,950	5.72	3,639,058	194,580	5.35

Investment securities
Taxable	667,622	19,444	2.91	674,203	16,832	2.50
Tax-exempt (1)	657	30	4.57	663	58	8.75
Federal funds sold	—	—	—	1,899	92	4.84
Interest-bearing deposits	129,410	6,239	4.82	41,032	2,770	6.75
Total earning assets	5,520,904	295,663	5.36	4,356,855	214,332	4.92
Cash and due from banks	46,264			43,555
Other assets	387,852			303,906
Allowance for credit losses	(58,089)			(40,777)
Total assets	$5,896,931			$4,663,539

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) - Continued

	For the Year Ended December 31,
	2024			2023
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking deposits	$825,773	$25,523	3.09%	$883,976	$20,134	2.28%
Money market and savings deposits	1,690,905	41,202	2.44	1,275,088	20,039	1.57
Time deposits	1,212,782	48,566	4.00	770,370	25,708	3.34
Brokered deposits	5,265	10	0.19	56,101	2,919	5.20
Interest-bearing deposits (4)	3,734,725	115,301	3.09	2,985,535	68,800	2.30
FHLB advances	70,298	3,720	5.29	111,392	5,518	4.95
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”) (4)	72,907	5,768	7.91	57,708	4,454	7.72
Total interest-bearing liabilities	3,877,930	124,789	3.22	3,154,635	78,772	2.50
Noninterest-bearing deposits	1,454,087			1,043,479
Accrued expenses and other liabilities	39,172			23,635
Stockholders’ equity	525,742			441,790
Total liabilities and stockholders’ equity	$5,896,931			$4,663,539

Net interest income		$170,874			$135,560

Net interest spread			2.14%			2.42%
Net interest margin			3.10			3.11
Cost of funds			2.34			1.88
Cost of deposits			2.22			1.71
Cost of debt			6.63			5.90
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $16.9 million and $11.8 million of accretion interest on loans for the years ended December 31, 2024 and 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $1.5 million of amortization of deposit discounts and $1.8 million of amortization of deposit premium, and $926 thousand and $557 thousand of amortization of borrowing fair value adjustment for the years ended December 31, 2024 and 2023, respectively.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

						YTD	YTD
($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	12/31/2024	12/31/2023

The following reconciles return on average assets, average equity and return on average tangible equity(1):
Net income (loss)	$13,282	$11,189	$11,234	$8,184	$10,490	$43,889	$11,228
Net income (loss) - annualized (A)	$52,839	$44,513	$45,183	$32,916	$41,618	$43,889	$11,228

Net income (loss)	$13,282	$11,189	$11,234	$8,184	$10,490	$43,889	$11,228
Add: Amortization of intangible assets, net of tax	1,683	1,746	1,924	1,989	1,876	7,342	4,254
Add: Merger expenses, net of tax	—	—	—	—	435	—	11,637
Add: Credit card fraud losses, net of tax	—	252	—	3,339	—	3,591	—
Less: Sale and fair value of held for sale assets, net of tax	(329)	—	—	—	—	(329)
Net income, excluding net amortization of intangible assets, merger-related expenses, credit card fraud losses and held for sale assets	14,636	13,187	13,158	13,512	12,801	54,493	27,119
Net income, excluding net amortization of intangible assets, merger-related expenses, credit card fraud losses and held for sale assets - annualized (B)	$58,226	$52,461	$52,921	$54,345	$50,787	$54,493	$27,119

Return on average assets (GAAP)	0.86%	0.77%	0.77%	0.57%	0.72%	0.74%	0.24%
Return on average assets excluding net amortization of intangible assets, merger-related expenses, credit card fraud losses and held for sale assets - (non-GAAP)	0.94%	0.90%	0.91%	0.94%	0.88%	0.92%	0.58%

Average assets	$6,163,497	$5,810,492	$5,839,328	$5,774,824	$5,745,440	$5,896,931	$4,663,539

Average stockholders’ equity (C)	$538,184	$529,155	$519,478	$515,976	$507,040	$525,742	$441,790
Less: Average goodwill and core deposit intangible	(102,794)	(105,136)	(107,594)	(110,167)	(112,752)	(106,409)	(91,471)
Average tangible equity (D)	$435,390	$424,019	$411,884	$405,809	$394,288	$419,333	$350,319

Return on average equity (GAAP) (A)/(C)	9.82%	8.41%	8.70%	6.38%	8.21%	8.35%	2.54%
Return on average tangible equity (non-GAAP) (A)/(D)	12.14%	10.50%	10.97%	8.11%	10.56%	10.47%	3.21%
Return on average tangible equity (non-GAAP) (B)/(D)	13.37%	12.37%	12.85%	13.39%	12.88%	13.00%	7.74%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

						YTD	YTD
($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	12/31/2024	12/31/2023

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio(2):
Noninterest expense (E)	$33,943	$34,114	$33,499	$36,698	$33,670	$138,254	$123,329
Less: Amortization of intangible assets	(2,298)	(2,336)	(2,569)	(2,576)	(2,595)	(9,779)	(6,105)
Less: Merger expenses	—	—	—	—	(602)	—	(17,356)
Less: Credit card fraud losses	—	(337)	—	(4,323)	—	(4,660)	—
Adjusted noninterest expense (F)	$31,645	$31,441	$30,930	$29,799	$30,473	$123,815	$99,868

Net interest income (G)	$44,011	$43,263	$42,140	$41,135	$41,525	$170,549	$135,307
Add: Taxable-equivalent adjustment	82	82	82	79	81	325	253
Taxable-equivalent net interest income (H)	$44,093	$43,345	$42,222	$41,214	$41,606	$170,874	$135,560

Noninterest income (I)	$8,853	$7,287	$8,440	$6,567	$7,548	$31,147	$33,159
Investment securities losses (gains)	—	—	—	—	—	—	2,166
Less: Bargain purchase gain	—	—	—	—	—	—	(8,816)
Less: Sale and fair value of held for sale assets	(450)	—	—	—	—	(450)	—
Adjusted noninterest income (J)	$8,403	$7,287	$8,440	$6,567	$7,548	$30,697	$26,509

Efficiency ratio (GAAP) (E)/(G)+(I)	64.21%	67.49%	66.23%	76.93%	68.61%	68.55%	73.21%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	60.28%	62.10%	61.05%	62.37%	61.99%	61.43%	61.62%

Net operating expense to average assets (GAAP)	1.62%	1.84%	1.73%	2.10%	1.80%	1.82%	1.93%
Net operating expense to average assets (Non-GAAP)	1.50%	1.65%	1.55%	1.62%	1.58%	1.58%	1.57%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

($ in thousands, except per share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (K)	$541,066	$533,271	$522,783	$515,228	$511,135
Less: Goodwill and core deposit intangible	(101,577)	(103,875)	(106,211)	(108,781)	(111,356)
Tangible equity (L)	$439,489	$429,396	$416,572	$406,447	$399,779

Shares outstanding (M)	33,332	33,327	33,272	33,211	33,162

Book value per common share (GAAP) (K)/(M)	$16.23	$16.00	$15.71	$15.51	$15.41
Tangible book value per common share (non-GAAP) (L)/(M)	$13.19	$12.88	$12.52	$12.24	$12.06

The following reconciles equity to assets and tangible equity to tangible assets(1):
Stockholders’ equity (N)	$541,066	$533,271	$522,783	$515,228	$511,135
Less: Goodwill and core deposit intangible	(101,577)	(103,875)	(106,211)	(108,781)	(111,356)
Tangible equity (O)	$439,489	$429,396	$416,572	$406,447	$399,779

Assets (P)	$6,230,763	$5,917,704	$5,864,017	$5,825,704	$6,010,918
Less: Goodwill and core deposit intangible	(101,577)	(103,875)	(106,211)	(108,781)	(111,356)
Tangible assets (Q)	$6,129,186	$5,813,829	$5,757,806	$5,716,923	$5,899,562

Period-end equity/assets (GAAP) (N)/(P)	8.68%	9.01%	8.92%	8.84%	8.50%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	7.17%	7.39%	7.23%	7.11%	6.78%
____________________________________
(1) Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Common equity	$541,066	$533,271	$522,783	$515,228	$511,135
Goodwill(1)	(61,362)	(61,397)	(61,460)	(61,523)	(63,266)
Core deposit intangible(2)	(28,991)	(30,572)	(32,313)	(34,235)	(38,069)
DTAs that arise from net operating loss and tax credit carry forwards	—	(426)	(2,032)	(5,858)	(8,977)
AOCI (gains) losses	7,545	5,526	8,260	8,058	7,494
Common Equity Tier 1 Capital	458,258	446,402	435,238	421,670	408,317
TRUPS	29,847	29,768	29,316	29,237	29,530
Tier 1 Capital	488,105	476,170	464,554	450,907	437,847
Allowable reserve for credit losses and other Tier 2 adjustments	59,253	59,806	59,622	58,428	58,586
Subordinated notes	43,870	43,688	43,504	43,322	43,139
Total Capital	$591,228	$579,664	$567,680	$552,657	$539,572

Risk-Weighted Assets (“RWA”)	$4,852,564	$4,816,165	$4,803,230	$4,729,930	$4,697,504
Average Assets (“AA”)	6,083,760	5,729,576	5,756,260	5,684,150	5,649,116

Common Tier 1 Capital to RWA	9.44%	9.27%	9.06%	8.91%	8.69%
Tier 1 Capital to RWA	10.06	9.89	9.67	9.53	9.32
Total Capital to RWA	12.18	12.04	11.82	11.68	11.49
Tier 1 Capital to AA (Leverage)(3)	8.02	8.31	8.07	7.93	7.75

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) - Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Common equity	$604,261	$595,954	$587,283	$579,520	$570,100
Goodwill(1)	(61,362)	(61,397)	(61,460)	(61,523)	(63,266)
Core deposit intangible(2)	(28,991)	(30,572)	(32,313)	(34,235)	(38,069)
DTAs that arise from net operating loss and tax credit carry forwards	—	—	(767)	(4,326)	(6,059)
AOCI (gains) losses	7,545	5,526	8,260	8,058	7,494
Common Equity Tier 1 Capital	521,453	509,511	501,003	487,494	470,200
TRUPS	—	—	—	—	—
Tier 1 Capital	521,453	509,511	501,003	487,494	470,200
Allowable reserve for credit losses and other Tier 2 adjustments	59,253	59,806	59,622	58,428	58,586
Subordinated notes	—	—	—	—	—
Total Capital	$580,706	$569,317	$560,625	$545,922	$528,786

Risk-Weighted Assets (“RWA”)	$4,851,903	$4,808,058	$4,796,512	$4,723,872	$4,693,009
Average Assets (“AA”)	6,077,540	5,721,995	5,750,604	5,679,282	5,644,930

Common Tier 1 Capital to RWA	10.75%	10.60%	10.45%	10.32%	10.02%
Tier 1 Capital to RWA	10.75	10.60	10.45	10.32	10.02
Total Capital to RWA	11.97	11.84	11.69	11.56	11.27
Tier 1 Capital to AA (Leverage)(3)	8.58	8.90	8.71	8.58	8.33
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.
(3)Tier 1 Capital to AA (Leverage) has no capital conservation buffer defined. The PCA well capitalized is defined as 5.00%.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	December 31, 2024	%	September 30, 2024	%	June 30, 2024	%	March 31, 2024	%	December 31, 2023	%
Portfolio Loans by Loan Type
Commercial real estate	$2,557,806	53.60%	$2,535,004	53.55%	$2,546,114	54.10%	$2,531,076	54.45%	$2,536,861	54.67%
Residential real estate	1,329,406	27.86	1,312,375	27.72	1,280,973	27.22	1,256,925	27.04	1,239,731	26.71
Construction	335,999	7.04	337,113	7.12	327,875	6.97	299,133	6.43	299,000	6.44
Commercial	237,932	4.99	225,083	4.76	218,987	4.65	229,594	4.94	229,939	4.95
Consumer	303,746	6.36	317,149	6.70	324,480	6.90	325,076	6.99	328,896	7.09
Credit cards	7,099	0.15	7,185	0.15	7,308	0.16	6,921	0.15	6,583	0.14
Total loans	4,771,988	100.00%	4,733,909	100.00%	4,705,737	100.00%	4,648,725	100.00%	4,641,010	100.00%
Less: Allowance for credit losses	(57,910)		(58,669)		(58,478)		(57,336)		(57,351)
Total loans, net	$4,714,078		$4,675,240		$4,647,259		$4,591,389		$4,583,659

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Classified loans
Substandard	$24,675	$22,798	$17,409	$13,403	$14,673
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Total classified loans	24,675	22,798	17,409	13,403	14,673
Special mention loans	33,519	14,385	25,549	27,192	28,264
Total classified and special mention loans	$58,194	$37,183	$42,958	$40,595	$42,937

Classified loans	$24,675	$22,798	$17,409	$13,403	$14,673
Other real estate owned	179	179	179	179	179
Repossessed property	3,315	306	1,560	1,845	—
Total classified assets	$28,169	$23,283	$19,148	$15,427	$14,852

Classified assets to total assets	0.45%	0.39%	0.33%	0.26%	0.25%

Non-accrual loans	$21,008	$14,844	$14,837	$12,776	$12,784
90+ days delinquent accruing	294	454	414	1,560	738
Other real estate owned (“OREO”)	179	179	179	179	179
Repossessed property	3,315	306	1,560	1,845	—
Total nonperforming assets	$24,796	$15,783	$16,990	$16,360	$13,701
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	$1,362	$—	$—	$—	$367
Total nonperforming assets and BEFDs modifications	$26,158	$15,783	$16,990	$16,360	$14,068

Nonperforming assets to total assets	0.40%	0.27%	0.29%	0.28%	0.23%

Total assets	$6,230,763	$5,917,704	$5,864,017	$5,825,704	$6,010,918